Exhibit 99.2

2007 INVESTOR FACT SHEET
NASDAQ Symbol: MTOX

Phone (877) 715-7236

www.medtox.com

Strategy:

➢	Profitable growth
➢	Build market share by offering high quality products and services, priced competitively and supported by value added services
➢	Leverage existing infrastructure and technical expertise to improve operating margins and facilitate top line growth
➢	Drive innovation
➢	Disciplined execution

REVENUE

MEDTOX has demonstrated consistent top line growth with 12% average growth in revenues per year since 2003.

For the first nine months of 2007, revenues have increased 15% over the previous year.

CASH FLOWS FROM OPERATIONS

Our strong cash flow generation provides cash for growing the business and improving our balance sheet by reducing debt.

OPERATING INCOME

Through efficiencies gained from additional volume through our infrastructure and our LEAN and six sigma initiatives, we leverage our revenue growth into strong growth in operating income.

For the first nine months of 2007, operating income has increased 25% over the previous year.

DILUTED EARNINGS PER SHARE

For the first nine months of 2007, diluted earnings per share have increased 48% over the previous year.

REVENUE MIX

ESTIMATED MARKET

MEDTOX has strong niche positions in large markets allowing us continued opportunity for growth within our core business and areas of technical expertise.

INNOVATIVE PRODUCTS AND SERVICES

eCHAIN®

eCHAIN® is the first web-based electronic chain-of-custody and donor tracking system.

SURE-SCREEN®

Sure-Screen® is a low detection level point-of-collection testing (POCT) device targeted for the government and rehabilitation markets.

MEDTOXScan®

MEDTOXScan® is an electronic reader for use with our PROFILE-II ER® and PROFILE®-III ER POCT devices in hospital laboratories and emergency rooms.

MEDTOX (MTOX)	S&P (^GSPC)	Russell 2000 (^RUT)	NASDAQ (^IXIC)

FINANCIAL INFORMATION

Market Cap (Oct 18, 2007)	152.01M
Revenue (ttm)	77.90M
Price / Sales (ttm)	1.99
Price / Earnings (ttm)	24.07
EBITDA (ttm)	13.20M
YTD Earnings Growth	49.6%

CONTACT INFORMATION

NASDAQ Symbol: MTOX

MEDTOX Scientific, Inc.

402 West County Road D

St. Paul, MN 55112

www.medtox.com

Phone (877) 715-7236